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                                                                       Exhibit 5

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 Third Avenue
                           New York, New York  10022
                             Tel:   (212)  735-3000
                             Fax:   (212)  735-2000



                              September 24, 1999



Samsonite Corporation
11200 East 45/th/ Avenue
Denver, Colorado 80239

          Re:  Samsonite Corporation
               Registration Statement on Form S-1
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Samsonite Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (No. 333-78839), which was filed by the Company with the Securities and Exchange Commission (the "Commission") on May 19, 1999, as amended by Amendment No. 1, which is being filed by the Company with the Commission on the date hereof (as so amended, the "Registration Statement"). The Registration Statement includes a prospectus (the "Prospectus") to be furnished to securityholders of the Company in connection with the issuance by the Company of a special dividend in the form of transferable subscription rights (the "Rights") entitling the holders thereof to purchase an aggregate of 12,500,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), at the rate of one share of common stock for each Right, subject to the purchase of additional shares of Common Stock pursuant to the oversubscription privileges described in the Prospectus. The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "1933 Act"), of
(i) 12,500,000 Rights to purchase Common Stock and (ii) 12,500,000 shares of Common Stock issuable upon exercise of the Rights (the "New Common Shares" and together with the Rights, the "Securities").
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Samsonite Corporation
September 24, 1999
Page 2

          This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (together with the Prospectus); (ii) the Amended and Restated Certificate of Incorporation of the Company, filed as
Exhibit 3.1 to the Registration Statement; (iii) the By-laws of the Company, filed as Exhibit 3.3 to the Registration Statement; (iv) the form of specimen certificate for the New Common Stock filed as Exhibit 4.11 to the Registration Statement; (vi) the form of Rights Certificate (the "Rights Certificate") filed as Exhibit 4.8 to the Registration Statement; and (vi) draft resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement (the "Draft Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed
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Samsonite Corporation
September 24, 1999
Page 3

the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          For purposes of this opinion, we have assumed that prior to the issuance of any of the Securities the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective.

          Members of our firm are admitted to the bar in the State of New York and we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

          Based upon and subject to the foregoing (assuming the Draft Resolutions are duly adopted prior to the commencement of the Rights Offering), we are of the opinion that:

          1. The issuance of the Rights have been duly authorized and when the Rights are distributed as contemplated in the Prospectus, they will be validly issued.

          2. The issuance and sale of the New Common Shares upon exercise of the Rights have been duly authorized and, when (i) the holders of Rights Certificates have complied with the terms of the Rights Certificates in connection with the exercise thereof, and (ii) the New Common Shares are issued and paid for, the New Common Shares will be validly issued, fully paid and nonassessable.
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Samsonite Corporation
September 24, 1999
Page 4

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.


                              Very truly yours,

             /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP